U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 1, 2004

EMERITUS CORPORATION
(Exact name of registrant as specified in charter)

Washington	1-14012	91-1605464
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3131 Elliott Avenue, Suite 500

Seattle, Washington 98121
(Address of principal executive offices) (Zip Code)

(206) 298-2909
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)

On November 1, 2004, the Company's Audit Committee concluded that certain previously issued financial statements should no longer be relied upon because of an error and should therefore be restated. The Company currently expects the restatements to decrease net income to common shareholders by approximately $470,000 for the year ended December 31, 2003, approximately $310,000 for the first quarter of 2004, and income of approximately $10,000 for the second quarter of 2004, subject to completion of its current review and the completion by its independent registered public accountants of their audit and review.

The Company's Audit Committee concluded that the restatement was necessary when it was determined that finance accounting under Financial Accounting Standard No. 98 Accounting for Leases, and its various interpretations, was appropriate for a transaction the Company booked as a sale under sale-leaseback accounting in September 2003.

In September 2003, the Company entered into a transaction that consisted of the sale of four communities to a real estate investment trust ("REIT"), which assumed the existing debt and in turn leased the communities back to the Company for an initial 15-year period with one 15-year extension. As part of the agreement, the Company provided a letter of credit against the default of the underlying loans and continued a security interest in facility receivables and limited guarantees in favor of the lender.. The Company accounted for the transaction as a sale of the communities with a subsequent operating lease in its financial statements under sale-leaseback accounting for the 2003 fiscal year and for the first and second quarters of 2004. The Company has concluded, however, that the features of the transaction described above constitute continuing involvement in these communities, which precludes the use of sale-leaseback accounting. As restated, the Company's balance sheet will continue to reflect the communities’ assets and the existing debt assumed by the REIT, notwithstanding the legal sale of the communities, and the net cash received from the REIT will be reported as a deposit on the transaction. The Company’s income statement will include depreciation on the communities and interest on the underlying debt as expenses, reduce operating lease expense, and omit amortization of deferred gains related to the sale of the communities. Notwithstanding the required accounting treatment, the Company is not and cannot become the owner of these communities through the terms of this transaction.

In addition, the Company is also making other adjustments in these periods, which do not materially affect the results for any restatement period.

The anticipated changes discussed above do not affect the Company’s ongoing cash flows.

The Audit Committee of the Board of Directors has thoroughly discussed with the Company’s independent accountant the matters disclosed in the filing pursuant to this Item 4.02(a).

On November 5, 2004, Emeritus Corporation issued a press release announcing the restatement of its financial results for 2003 and 2004. A copy of the press release is furnished as Exhibit 99.1 to this report.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EMERITUS CORPORATION

By:	/s/ Raymond R. Brandstrom
Raymond R. Brandstrom
Vice President of Finance, Chief Financial Officer
and Secretary

Dated: November 5, 2004

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